UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2021 (February 26, 2021)

Intercontinental Exchange, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 2, 2021, Intercontinental Exchange, Inc. (“ICE”) announced that Scott A. Hill, 53, Chief Financial Officer of ICE, plans to retire as Chief Financial Officer and no longer serve as an executive officer of ICE effective as of May 15, 2021.

In connection with Mr. Hill’s transition, ICE and Mr. Hill entered into a Transition and Separation Agreement dated March 2, 2021 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Hill will remain as Chief Financial Officer of ICE through May 14, 2021. Mr. Hill’s title will be changed to Advisor to the Chief Executive Officer on May 15, 2021. Mr. Hill is expected to remain as an employee of ICE until February 28, 2023 to facilitate an orderly transition of his duties and job responsibilities. Mr. Hill’s duties to ICE during this transition period will consist of providing transition support to ICE’s Chief Financial Officer and/or his delegees and providing advisory services on financial, strategic, market and regulatory matters to one or more of the Chief Executive Officer, the President of ICE and/or their delegees. Mr. Hill will continue to receive his current base salary through December 31, 2021, will be eligible to receive in full his bonus for 2021 and will continue to vest in his existing equity awards and continue to receive his other standard benefits while employed with ICE. From January 1, 2022 through February 28, 2023, Mr. Hill will receive a base salary of $20,000 per year and will continue to vest in his existing equity awards and continue to receive his other standard benefits while employed with ICE. No severance payment will be provided to Mr. Hill. The Separation Agreement also contains standard non-competition and non-solicitation provisions, as well as confidentiality, waiver and non-disparagement provisions and a general release of claims against ICE. The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Effective as of May 15, 2021, Warren Gardiner, 40, ICE’s Vice President, Investor Relations, will succeed Mr. Hill as Chief Financial Officer of ICE. Mr. Gardiner has served as Vice President, Investor Relations of ICE since July 2017. Prior to joining ICE, he served in various positions at Evercore ISI, including Director, Equity Research from February 2016 through May 2017 and Vice President, Equity Research from April 2013 through February 2016. Mr. Gardiner is a CFA charter holder and holds a B.A. in Managerial Economics from Union College.

There are no arrangements or understandings between Mr. Gardiner and any person pursuant to which Mr. Gardiner was selected as an officer, and no family relationships exist between Mr. Gardiner and any director or executive officer of ICE. Mr. Gardiner is not a party to any transaction to which ICE is or was a participant and in which Mr. Gardiner has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events

On March 2, 2021, ICE issued a press release announcing these changes. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information contained in the press release is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Transition and Separation Agreement, dated as of March 2, 2021, between Intercontinental Exchange, Inc. and Scott A. Hill.
99.1	Press Release dated March 2, 2021.
104	The cover page from Intercontinental Exchange, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2021	INTERCONTINETAL EXCHANGE, INC.

/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel